EXHIBIT 99.1

Garrison Capital Inc. Declares Fourth Quarter 2016 Distribution of $0.28 Per Share and Announces Third Quarter 2016 Financial Results and Earnings Call

NEW YORK, Nov. 09, 2016 (GLOBE NEWSWIRE) -- Garrison Capital Inc., a business development company (NASDAQ:GARS), today announced its financial results for the third fiscal quarter ended September 30, 2016.

References to “we,” “us,” “our,” the “Company” and “Garrison Capital” refer to Garrison Capital Inc. and its consolidated subsidiaries.

Third Quarter 2016 Highlights

  Net investment income for the quarter ended September 30, 2016 was $2.5 million, or $0.16 per share;
  Net Investment Income includes $3.4 million, or $0.21 per share of non-recurring expenses associated with the refinancing of our collateralized loan obligation (“CLO”) vehicle;
  Net realized loss on investments for the quarter ended September 30, 2016 was $(11.2) million, or $(0.70) per share;
  Net change in unrealized gain from investments for the quarter ended September 30, 2016 was $7.6 million, or $0.47 per share; and
  Net decrease in net assets resulting from operations for the quarter ended September 30, 2016 was $(1.1) million, or $(0.07) per share.

Recent Developments

  Declared a fourth quarter 2016 distribution of $0.28 per share, payable to stockholders on December 23, 2016;
  Reduced management fee rate from 1.75% to 1.50% per annum and decreased the hurdle rate on our incentive fee from 8.00% to 7.00% per annum;
  Received commitment from SBA to provide $35.0 million of additional leverage; bringing our total leverage commitment from the SBA to $70.0 million;
  Successfully refinanced our CLO, providing us with long-term, stable and flexible financing;
  On October 5, 2016, the share repurchase plan expired. In total, the Company purchased 709,427 shares, or $8.4 million under the plan at a weighted-average share price of $11.77 per share.

Consolidated Results of Operations

Consolidated operating results for the three months ended September 30, 2016 and June 30, 2016 are as follows:

	Three Months Ended September 30, 2016	Three Months Ended June 30, 2016

($ in thousands, except per share data)	(Unaudited)	(Unaudited)
Total investment income	$11,105	$11,137
Total expenses, including excise tax	8,568	5,387
Net investment income	2,537	5,750
Net realized (loss) on investments	(11,182)	(18,315)
Net change in unrealized gain on investments	7,557	8,681
Net (decrease) in net assets resulting from operations	(1,088)	(3,884)

Net investment income per share	0.16	0.36
Net realized/unrealized (loss) from investments per share	(0.23)	(0.60)
Net loss per share	(0.07)	(0.24)
Net asset value per share	12.53	12.94

Total investment income for the three months ended September 30, 2016 was $11.1 million and net investment income was $2.5 million. Total expenses for the three months ended September 30, 2016 were $8.6 million.

Net realized losses for the three months ended September 30, 2016 were primarily driven by a $(11.1) million loss on BFN Operations LLC and $(0.3) million of realized losses in the GLC Trust 2013-2’s consumer loan portfolio. This was partially offset by a $0.2 million gain from full repayments of Connexity Inc., HC Cable OpCo, LLC and Vistronix, LLC.

The net change in unrealized gain for the three months ended September 30, 2016 was primarily driven by the reversal of prior period unrealized losses on BFN Operations LLC of $11.1 million. In addition, we recognized positive fair value adjustments of $0.9 million on our syndicated credits and $0.3 million on Provo Craft Holdings, LLC. This was offset by $(4.5) million of aggregate negative credit-related adjustments driven primarily by Badlands Production Company, Forest Park Medical Center at San Antonio, Rooster Energy Inc. and SC Academy Holdings, Inc. and $(0.2) million of negative market-related markdown on our preferred equity investment in Prosper Marketplace.

Portfolio and Investment Activities

For the three months ended September 30, 2016, we originated two new investments, closed two club investments, purchased one investment and closed add-on investments for a total increase to par in our portfolio of $39.0 million with a weighted average yield of 10.8%. For the three months ended September 30, 2016, repayments in our portfolio consisted of the paydowns of three investments, and other partial repayments for a total of $38.8 million of par with a weighted average yield of 10.2%.

See below for portfolio activity table.

Par (in millions)	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Average

Originated	$29.5	$11.1	$8.2	$16.6	$18.5	$16.8
Club	4.8	10.2	6.8	-	12.9	6.9
Purchased	-	28.1	17.6	-	5.0	10.1
Equity	-	-	-	-	-	-
Total add-on investments	5.6	4.7	3.4	5.1	2.6	4.3

Total Additions	39.9	54.1	36.0	21.7	39.0	38.1

Less: Total Repayments/Sales(1)	(59.8)	(29.0)	(36.3)	(21.2)	(38.8)	(37.0)

Net Additions	$(19.9)	$25.1	$(0.3)	$0.5	$0.2	$1.1

Summary	Q3 2015	Q4 2015(2)	Q1 2016(3)	Q2 2016	Q3 2016	Average
Number of new investments	4	17	3	2	5	6
Weighted average yield of additions(4)	10.5%	8.9%	10.5%	9.6%	10.8%	10.1%

Number of repayments/sales(1)	6	2	5	2	3	4
Weighted average yield of repayments/sales	10.3%	10.0%	8.1%	9.0%	10.2%	9.5%

(1) There was one position restructure in Q2 2016 resulting in a reduction in par of $11.6 million
(2) Q4 2015 weighted average yield of additions consist of four core additions at a weighted average yield of 10.5% and 13 transitory additions at a weighted average yield of 7.0%. Excludes non-accrual portfolio companies
(3) Q1 2016 activity excludes $16.0 million of transitory loans across five portfolio companies that were both purchased and sold during the quarter. Excludes non-accrual portfolio companies
(4) Activity includes repayment of certain investments in which we continue to hold an equity investment in the portfolio company

The following table shows select information of our portfolio as of September 30, 2016 and June 30, 2016.

Summary of portfolio characteristics ($ in millions)*	September 30, 2016	June 30, 2016
Total Market Value	$400.9	$404.6
Number of portfolio companies	61	59
Average investment size(1)	$5.9	$6.0
Weighted average yield(2)	11.2%	11.2%
Weighted average price(1)	95.3	96.1
First lien	93.9%	93.2%
Second lien & mezzanine/subordinated	1.9%	1.9%
Consumer loans	2.2%	2.9%
Equity & other	2.0%	2.0%
Core	93.9%	94.1%
Transitory	6.1%	5.9%
Originated(3)	57.0%	57.8%
Club(4)	25.8%	26.3%
Purchased	17.2%	15.9%
Floating(1)	94.9%	94.7%
Fixed(1)	5.1%	5.3%
Performing(1)	99.3%	98.8%
Non-accrual(1)	0.7%	1.2%
Weighted average debt/EBITDA(1) (2) (5)	3.7	x	3.7	x
Weighted average risk rating(1)	2.56	2.52

(1) Excludes consumer loans and equity investments
(2) Excludes investments with a risk rating of four, unfunded revolvers and equity investments
(3) Originated positions include investments where we have sourced and led the execution of the deal
(4) Club positions include investments where we provide direct lending to a borrower with one or two other lenders but did not lead the deal
(5) Excludes non-operating portfolio companies, which we define as those investments collateralized by real estate, proved developed producing value (“PDP”) or other hard assets. PDPs are proven revenues that can be produced with existing wells. As of September 30, 2016, $39.7 million of par value and $37.2 million of market value related to non-operating portfolio companies was excluded.
* Table excludes positions with a fair value of zero.

Liquidity and Capital Resources

As of September 30, 2016, we had cash of $6.7 million and restricted cash of $22.6 million.

In addition to proceeds from public and private offerings of securities, our CLO and our GLC Trust 2013-2 Notes, as of September 30, 2016 we have identified eight portfolio companies with a total par value of $24.9 million and a fair value of $24.2 million which we have defined as transitory and consist of investments below the low end of our portfolio yield target of 9.0%. We view these investments as an additional source of liquidity to meet our investment objectives.

On September 29, 2016, Garrison Funding 2016-2 Ltd. completed a $300.0 million CLO through a private placement, the proceeds of which were utilized, along with cash on hand, to refinance the 2013-2 CLO.

Distributions

On November 1, 2016, our board of directors approved a distribution in the amount of $4.5 million, or $0.28 a share, which will be paid on December 23, 2016 to stockholders of record as of December 9, 2016.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission.

Management and Incentive Fee

Effective as of October 1, 2016, Garrison Capital Advisers LLC, our investment adviser (the “Investment Adviser”), in consultation with our board of directors, agreed to irrevocably waive any fees payable to the Investment Adviser under the investment advisory agreement by and between GARS and the Investment Adviser (the “Investment Advisory Agreement”) with respect to a calendar quarter in excess of the sum of (i) 0.375% per quarter (1.50% annualized) of the gross assets of GARS, excluding cash and cash equivalents but including assets purchased with borrowed funds, calculated based on the average carrying value of the gross assets of GARS at the end of the two most recently completed calendar quarters, (ii) 20% of GARS’ pre-incentive fee net investment income, expressed as a rate of return on the value of GARS’ net assets at the end of the immediately preceding calendar quarter, in excess of a “hurdle rate” of 1.75% per quarter (7.00% annualized) and (iii) in the case of the final calendar quarter of each year, the capital gains incentive fee.  This waiver will be in effect until the earlier of (i) June 30, 2017 and (ii) approval by GARS’ stockholders of an amendment to the Investment Advisory Agreement to decrease the base management fee to an annual rate of 1.50% and to decrease the “hurdle rate” for the income-based portion of the incentive fee to 1.75% per quarter (7.00% annualized).  GARS currently intends to present such an amendment for the consideration of its stockholders at the 2017 Annual Meeting of Stockholders.

Earnings Conference Call

We will host an earnings conference call at 10:00 a.m. (Eastern Time) on Friday, November 11, 2016 to discuss our third quarter financial results. All interested parties are welcome to participate. The conference call can be accessed at the following dial-in number: (888) 588-0798. International callers can access the conference call by dialing (706) 634-6548. All participants will need to enter the Conference ID 10177658.  All participants are asked to dial-in to the conference call 10-15 minutes prior to the call so that name and company information can be collected.

During the earnings conference call, the Company intends to refer to the Q3 2016 Garrison Capital Inc. Earnings Presentation, which will be available prior to the conference call on the Investor Relations section of the Company’s website (www.garrisoncapitalbdc.com) under Webcasts & Presentations.

An archived replay of the call will be available within two hours after the call until 11:59 p.m. (Eastern Time) on December 12, 2016. To hear the replay, please dial (855) 859-2056. International callers, please dial (404) 537-3406. For all replays, please enter the Conference ID 10177658.

ABOUT GARRISON CAPITAL INC.

Garrison Capital Inc. is a business development company that primarily invests in loans to U.S. based middle-market companies. The Company’s investment activities are managed by its investment adviser, Garrison Capital Advisers LLC, an affiliate of Garrison Investment Group LP (“Garrison Investment Group”). For more information, go to http://www.garrisoncapitalbdc.com.

ABOUT GARRISON INVESTMENT GROUP

Garrison Investment Group is an alternative investment and asset management firm founded in March 2007. Garrison Investment Group invests opportunistically in the debt of middle-market companies, primarily in the areas of corporate finance, real estate finance and structured finance. For more information, go to http://www.garrisoninv.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Garrison Capital Inc.
Brian Chase
www.garrisoncapitalbdc.com
(212) 372-9590